Exhibit 4.1

EXECUTION VERSION

REMOTE ESCROW FINANCE VEHICLE LLC

to be merged with and into

GENON ENERGY, INC.

10.500% SENIOR SECURED FIRST LIEN NOTES DUE 2022

INDENTURE

Dated as of May 8, 2017

The Bank of New York Mellon

as Trustee

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01	Definitions	1
Section 1.02	Other Definitions	24
Section 1.03	[Reserved]	24
Section 1.04	Rules of Construction	24

ARTICLE 2
THE ISSUANCE OF NOTES AND ADDITIONAL SECURITIES

		Page

Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders	103
Section 13.08	Governing Law: Waiver of Jury Trial; Submission to Jurisdiction	103
Section 13.09	No Adverse Interpretation of Other Agreements	104
Section 13.10	Successors	104
Section 13.11	Severability	104
Section 13.12	Counterpart Originals	104
Section 13.13	Table of Contents, Headings, etc.	104
Section 13.14	Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations	104

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of May 8, 2017 between Remote Escrow Finance Vehicle LLC, a Delaware limited liability company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 10.500% Senior Secured First Lien Notes due 2022 (the “Notes”) and any other Additional Securities issued pursuant to this Indenture after the date hereof:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.01.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the defined terms to be used therein, which may include some, all or none of the terms contained in this Section 1.01.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“144A Global Security” means a Global Security, in the form specified in the applicable Supplemental Indenture pursuant to which such Series of Securities is created, bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Additional Securities” means any debentures, notes and other debt instruments of the Company of any Series, other than the Notes, authenticated and delivered under this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, a Person will be deemed to be an Affiliate of the Company if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company will only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company’s Voting Stock if such Person has filed a Statement of Beneficial Ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Law” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination by an arbitrator or a court or other governmental authority, including the Electric Reliability Council of Texas, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                                                                 1.0% of the principal amount of such Note; or

(2)                                                                                 the excess (if any) of:

(a)                                 the present value at such redemption date of (i) the redemption price of such Note at June 1, 2020 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 1, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                                                                 the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and 5.01 hereof, and not by Section 4.10(c) hereof; and

(2)                                                                                 the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                                                                 any single transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $10 million;

(2)                                                                                 a transfer of assets or Equity Interests (a) between or among the Company and the Guarantors or (b) between or among Restricted Subsidiaries that are not Guarantors;

(3)                                                                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                                                                 the sale or lease of products or services and any sale or other disposition of damaged, worn-out or obsolete assets;

(5)                                                                                 the sale or discount, in each case without recourse, of accounts receivable, but only in connection with the compromise or collection thereof;

(6)                                                                                 the licensing of intellectual property;

(7)                                                                                 the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing;

(8)                                                                                 the sale or other disposition of cash or Cash Equivalents;

(9)                                                                                 a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(10)                                                                          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business;

(11)                                                                          a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action;

(12)                                                                          any sale and leaseback transaction that is a Permitted Tax Lease; and

(13)                                                                          (a) the sale, transfer or other disposition of the equity or other interests in all or a portion of the assets of REMA or any of its subsidiaries (as well as the related fuel supply entities NRG ECA Pipeline LLC and its subsidiaries and Key/Con Fuels LLC and its subsidiaries) or GenMa or any of its subsidiaries and (b) the cancellation, termination or other discharge of intercompany notes or other obligations between the Company and REMA; provided, however, that any cash proceeds of such sale, transfer or other disposition will be considered Net Proceeds of an Asset Sale subject to Section 4.10(c) hereof.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(A)                               with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(B)                               with respect to a partnership, the Board of Directors (or person or entity serving a similar function) of the general partner of the partnership;

(C)                               with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors; and

(D)                               with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(A)                               in the case of a corporation, corporate stock;

(B)                               in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(C)                               in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(D)                               any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(A)                               United States dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;

(B)                               (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;

(C)                               certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt, or whose parent company’s long-term debt, has a rating of A2 or higher from Moody’s and A or higher from S&P or, if Moody’s and S&P do not rate the relevant bank, an equivalent rating issued by an equivalent non-U.S. rating agency, if any;

(D)                               repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(E)                                commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;

(F)                                 readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(G)                               money market funds that invest primarily in securities described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) that is not 100% owned, directly or indirectly, by NRG Energy, Inc. (other than the Company and its Subsidiaries);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) that is not 100% owned, directly or indirectly, by NRG Energy, Inc. (other than the Company and its Subsidiaries) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that a reorganization transaction in which a parent entity of the Company is formed and no “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent entity shall not be deemed to be a Change of Control; or

(4)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding, immediately prior to such transaction, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person, constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Triggering Event” means a Change of Control has occurred.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Trust Agreement” means the amended and restated collateral trust agreement, to be dated as of the Completion Date, among the Collateral Trustee, the Company, the Guarantors party thereto from time to time, each other grantor of Collateral, the Trustee and NRG Energy, Inc., as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Collateral Trustee” means The Bank of New York Mellon, as collateral trustee, and any and all successors thereto.

“Company” means, prior to the SPV Merger, the SPV, and following the consummation of the SPV Merger, GenOn Energy, Inc., and any and all successors thereto.

“Completion Date” has the meaning set forth in the Escrow and Security Agreement.

“Consolidated Debt Ratio” means as of any date of determination, the ratio of (1) GenOn’s Consolidated Total Indebtedness as of the applicable ratio calculation date to (2) GenOn’s EBITDA for the period of four consecutive fiscal quarters ended prior to such date.

“Consolidated Interest Expense” means, for any Person for any period, with reference to the Person’s consolidated financial statements, the aggregate of interest expense accrued during such period by such Person and its Subsidiaries on a consolidated basis on Indebtedness plus the amount of interest which was capitalized, less the sum of, without duplication, (a) the total interest income of such Person and its Subsidiaries (other than Excluded Project Subsidiaries), and (b) the interest expense attributable to Indebtedness of any Excluded Project Subsidiary.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company’s financial statements are available, less the sum of:

(1)                                                                                 the Company’s consolidated current liabilities as of such quarter end, determined on a consolidated basis in accordance with GAAP; and

(2)                                                                                 the Company’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate outstanding Indebtedness of GenOn and its Subsidiaries and (2) the aggregate amount of all of GenOn’s outstanding Disqualified Stock and all preferred stock of GenOn’s Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Total Indebtedness will exclude (i) all Indebtedness of Excluded Subsidiaries (but, for the avoidance of doubt, not Guarantees of such Indebtedness by GenOn or any of the Guarantors) , (ii) any Hedging Obligations and (iii) any undrawn letters of credit of GenOn or its Subsidiaries.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms at the option of the holder thereof, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined.

“Contribution Indebtedness” means Indebtedness of the Company in an aggregate principal amount not to exceed the aggregate amount of cash received by the Company after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Company); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an officer’s certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of the “Restricted Payments” covenant.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at the address of the Trustee specified in Section 12.02 hereof, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Credit Facilities” means (i) one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit including, without limitation, the NRG Credit Agreement and (ii) debt securities sold on or after the Completion Date to investors, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof.  Definitive Notes will be substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof.  Definitive Securities with respect to all other Series of Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature (other than pursuant to a change of control provision substantially similar to that described under the caption “—Offer to purchase upon Change of Control”).

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“EBITDA” means, for any period, with reference to GenOn’s consolidated financial statements, income from continuing operations before income taxes and non-controlling interest; plus (1) depreciation and amortization; plus (2) Consolidated Interest Expense; plus (3) cash dividends or distributions actually received by GenOn or any of its Subsidiaries during such period from any entity which is not a consolidated Subsidiary or any Subsidiary whose income is excluded pursuant to the third sentence hereof. “EBITDA” shall not include the effect of gains or losses on sales or dispositions of assets; non-recurring items (including, for the avoidance of doubt, restructuring expenses); non-cash expenses and non-cash gains or losses, including as a result of hedge transactions being marked to market, but shall include cash payments and receipts from and in respect of settlement of Swap Agreements. Except to the extent provided in clause (3) of the first sentence hereof, “EBITDA” shall not include the effect of any income from continuing operations before income taxes and non-controlling interest attributable to (a) Excluded Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by the Excluded Subsidiary of that income is not, as a result of an Excluded Subsidiary Debt Default, then permitted by operation of the terms of the relevant Excluded Subsidiary Debt Agreement (provided that the income of the Excluded Subsidiary will only be so excluded for that portion of the period during which the condition described in the preceding proviso has occurred and is continuing), and (b) for purposes of Section 4.07 hereof only, Excluded Project Subsidiaries. In addition, for purposes of calculating EBITDA, the amounts accrued as rent expense under the GenMa Lease and REMA Lease shall be treated as operating expenses for purposes of determining income from continuing operations, and no portion of such amounts shall be treated as Consolidated Interest Expense or principal amortization, such that, to the extent possible, the treatment of the obligations under the GenMa Lease and REMA Lease as such obligations are treated on the Issue Date is preserved. If during any period for which EBITDA is being determined, GenOn or any of its Subsidiaries shall have (i) made or consummated any acquisition for gross consideration of $10,000,000 or more (including debt assumed), then EBITDA shall be determined on a pro forma basis for such period as if such acquisition had been made or consummated as of the beginning of the first day of such period or (ii) made or consummated any asset sale that is not fully included in discontinued operations, then EBITDA shall be determined on a pro forma basis for such period as if such asset sale had been made or consummated as of the beginning of the first day of such period.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental CapEx Debt” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing capital expenditures deemed necessary by the Company or its Restricted Subsidiaries to comply with Environmental Laws.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or the release of or human exposure to any Hazardous Material.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” has the meaning assigned to such term in the Escrow and Security Agreement.

“Escrow and Security Agreement” means the Escrow and Security Agreement, dated as of May 8, 2017, among the Company, the Parent, the Trustee and The Bank of New York Mellon, as escrow agent, as such agreement may be amended, modified or supplemented from time to time.

“Escrow Property” has the meaning assigned to such term in the Escrow and Security Agreement.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Liens” means Liens on the property or assets of the Company and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness outstanding or committed to be funded under the NRG Credit Agreement).

“Excluded Foreign Subsidiary” means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (1) a corporation or (2) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

“Excluded Project Subsidiary” shall mean, at any time,

(1) each Subsidiary of GenOn that is an obligor or otherwise bound with respect to Non-Recourse Debt on the Issue Date,

(2) any Person that becomes a Subsidiary of GenOn after the Issue Date that is an obligor or otherwise bound with respect to Indebtedness that constitutes Non-Recourse Debt and that is not an obligor with respect to any Indebtedness that is not Non-Recourse Debt,

(3) any Person that is a Subsidiary of GenOn on the Issue Date or any Person that becomes a Subsidiary of GenOn after the Issue Date and that, in each case, has been designated, by a certificate executed by a Responsible Officer, as an Excluded Project Subsidiary dedicated to constructing or acquiring power generation facilities or related ancillary assets or properties that are to be financed only with equity contributions and Non-Recourse Debt (and not any other Indebtedness),

(4) REMA and its subsidiaries and GenMa and its Subsidiaries; and

(5) any Subsidiary of the Company that (i) has been released as a Guarantor under the Indenture pursuant to clause (7) of the third paragraph under the heading “Subsidiary Guarantees” or (ii), in the case of newly acquired or formed Subsidiaries, is not otherwise required to execute a Guarantee under the Indenture as set forth under the heading “Additional Subsidiary Guarantees.”

“Excluded Subsidiaries” means the Excluded Project Subsidiaries, the Excluded Foreign Subsidiaries and the Immaterial Subsidiaries.

“Excluded Subsidiary Debt Agreement” means the agreement or documents governing the relevant Indebtedness referred to in the definition of “Excluded Subsidiary Debt Default.”

“Excluded Subsidiary Debt Default” means, with respect to any Excluded Subsidiary, the failure of such Excluded Subsidiary to pay any principal or interest or other amounts due in respect of any Indebtedness, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Indebtedness of such Excluded Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Existing Indebtedness” means Indebtedness of GenOn and its Subsidiaries (other than the Indebtedness under the NRG Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Existing Liens” means Liens on the property or assets of GenOn or any of its Subsidiaries securing Indebtedness outstanding or committed to be funded on the Issue Date (other than Indebtedness outstanding or committed to be funded under the NRG Credit Agreement).

“Existing Unsecured Notes” means GenOn’s 7.875% Senior Notes due 2017, 9.500% Senior Notes due 2018 and 9.875% Senior Notes due 2020.

“Facility” means a power or energy related facility.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and EBITDA for such reference period will be calculated on the same pro forma basis;

(2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the EBITDA of which is excluded from the EBITDA of such Person pursuant to the definition of “EBITDA”) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Company (other than

Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                 interest income for such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is a direct parent of one or more Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests of Foreign Subsidiaries and other de minimis assets related thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“GenMa” means GenOn Mid-Atlantic, LLC, a Delaware limited liability company, or any successor thereto.

“GenMa Lease” means, collectively, the obligations of GenMa as facility lessee under the eleven facility lease agreements, each dated as of December 19, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“GenOn” means GenOn Energy, Inc., a Delaware corporation or any successor thereto.

“Global Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Global Notes” means, individually and collectively, each Restricted Global Notes and each Unrestricted Global  Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Global Securities” means, individually and collectively, each Restricted Global Security and each Unrestricted Global Security deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.  The Global Security in respect of the Notes will be in the form of Exhibit A hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any non-governmental authority regulating the generation and/or transmission of energy.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of the Company’s current Restricted Subsidiaries that guarantees the Indebtedness under the NRG Credit Agreement as of the Issue Date, and each of:

(1)                                 the Company’s future Restricted Subsidiaries other than the Excluded Subsidiaries; and

(2)                                 any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                 (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Security is registered.

“Immaterial Subsidiary” means, at any time, any Restricted Subsidiary of the Company that is designated by the Company as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of the Company’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of the Company’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.

“Indebtedness” means, with respect to any specified Person, any indebtedness for money borrowed (which in no event shall include the GenMa Lease, the REMA Lease or any other capital leases or operating leases) that is incurred, issued, assumed or guaranteed by the Company or any of its Subsidiaries (except for any non-Guarantor Subsidiary).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Notes” means the first $550,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means Goldman Sachs & Co. LLC, and shall include any other entity designed as such in any Supplemental Indenture with respect to any Series of Securities issued after the date of this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

Notwithstanding anything to the contrary herein, in the case of any Investment made by the Company or a Restricted Subsidiary of the Company in a Person substantially concurrently with a cash distribution by such Person to the Company or a Guarantor (a “Concurrent Cash Distribution”), then:

(1) the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under Section 4.10(d) hereof, and

(2) the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

“Issue Date” means May 8, 2017.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such property or asset.

“Minority Investment” means any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Capital Stock.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Necessary CapEx Debt” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to a Non-Recourse Guarantee or any arrangement to provide or guarantee to provide goods and services on an arm’s length basis, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Non-Recourse Guarantee, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (in each case, other than any Priority Lien Obligation or Non-Recourse Debt) to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) in the case of Non-Recourse Debt incurred after the Issue Date, as to which the lenders have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries except as otherwise permitted by clauses (1) or (2) above;

provided, however, that the following shall be deemed to be Non-Recourse Debt:  (i) Guarantees with respect to debt service reserves established with respect to a Subsidiary to the extent that such Guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such Guarantee; (ii) contingent obligations of the Company or any other Subsidiary to make capital contributions to a Subsidiary; (iii) any credit support or liability consisting of reimbursement obligations in respect of letters of credit issued under and subject to the terms of, the NRG Credit Agreement to support obligations of a Subsidiary; (iv) agreements of the Company or any Subsidiary to provide, or Guarantees or other credit support (including letters of credit) by the Company or any Subsidiary of any agreement of another Subsidiary to provide, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy, (v) any agreements containing Hedging Obligations, and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, commercial or trading agreements and any other similar agreements entered into between the Company or any Subsidiary with or otherwise involving any other Subsidiary, including any Guarantees or other credit support (including letters of credit) in connection therewith, and (vi) any Investments in a Subsidiary, to the extent in the case of (i) through (vi) otherwise permitted by the Indenture.

“Non-Recourse Guarantee” means any Guarantee by the Company or a Guarantor of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt have acknowledged that they will not have any recourse to the stock or assets of the Company or any Guarantor, except to the limited extent set forth in such Guarantee.

“Note Security Documents” means the Collateral Trust Agreement and any mortgages, security agreements, pledge agreements or other instruments evidencing or creating Liens on the assets of the Company and the Guarantors to secure the obligations under the notes and the Indenture, as amended, restated, supplemented, waived or otherwise modified from time to time.

“NRG Credit Agreement” means the Revolving Credit Agreement among GenOn, as Borrower, NRG Americas, Inc., as Borrower, the several lenders from time to time parties hereto, and NRG Energy, Inc., as Administrative Agent and a lender, dated as of December 14, 2012, and as further amended from time to time, providing for up to $500 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to such term in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements

(including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of GenOn (or, prior to the SPV Merger, on behalf of the SPV), which Officer must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company (or, prior to the SPV Merger, by the manager of the SPV), that meets the requirements of Section 13.05 hereof, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof, and delivered to the Trustee.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Securities issued under this Indenture, if applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, as well as any other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2) [Reserved];

(3) any issuance of letters of credit to support the obligations of any of the non-Guarantor Subsidiaries;

(4) any Investment in Cash Equivalents (and, in the case of non-Guarantor Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);

(5) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10(d) hereof;

(7) Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary of the Company such that, after giving effect to any such sale, such Person is no longer a Subsidiary of the Company, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth in Section 4.10(d) hereof;

(8) Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(9) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(10) Investments represented by Hedging Obligations;

(11) loans or advances to employees;

(12) repurchases of the notes or other Priority Lien Obligations;

(13) any Investment in securities of trade creditors, trade counter- parties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(14) negotiable instruments held for deposit or collection;

(15) receivables owing to the Company or any Restricted Subsidiary of the Company and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company of any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(16) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(17) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(18) Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of the Indenture;

(19) Investments in any non-Guarantor Subsidiary made by another non-Guarantor Subsidiary;

(20) other Investments made since the Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding not to exceed $30 million; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary of the Company and a Guarantor at the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (20); and

(21) an Investment in a Subsidiary that is an Immaterial Subsidiary immediately following such investment.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance,

replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (a) subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) subordinated in right of security to the notes or is unsecured, such Permitted Refinancing Indebtedness shall not constitute Priority Lien Obligations (except, in respect of the Existing Unsecured Notes, to the extent set forth in clause (1)(b) of Section 4.09(b) hereof;

(4) such Indebtedness is incurred either by the Company (and may be guaranteed by any Guarantor) or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes.

“Permitted Tax Lease” means a sale and leaseback transaction consisting of a “payment in lieu of taxes” program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by the Company or any Guarantor and having a net book value in excess of 2.0% of Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries, taken as a whole.

“Priority Lien Obligations” has the meaning given such term in the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Prudent Industry Practice” means those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all applicable legal requirements.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of us other than Disqualified Stock.

“Refinancing Liens” means Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (1) through (7) of Section 4.12 hereof; provided that (a) if the original Lien was required to be subordinated to the Liens securing the notes when initially incurred, such new Lien shall be subordinated to at least the same extent, and (b) Refinancing Liens do not (i) extend to property or assets other than property or assets of the type that were subject to the original Lien or (ii) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Global Security” means a Global Security, in the form specified in the applicable Supplemental Indenture pursuant to which such Series of Securities is created, bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or depositing in, into, onto or through the Environment.

“REMA” means NRG REMA LLC, a Delaware limited liability company, or any successor thereto.

“REMA Lease” means, collectively, the obligations of REMA as facility lessee under the three facility lease agreements, each dated as of August 24, 2000, and under the related participation agreements and other documents executed in connection therewith, in each case as amended, modified or supplemented from time to time.

“Responsible Officer” of a Person means the chief executive officer, chief financial officer, treasurer or general counsel of such Person.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor entity.

“SEC” means the Securities and Exchange Commission.

“Second Lien Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.

“Securities” means all debentures, notes and other debt instruments of the Company of any Series authenticated and delivered under this Indenture, including all Notes and Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities created pursuant to Section 2.01 hereof (for the avoidance of doubt, the Notes constitute a Series of Securities).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Completion Date; provided that clause (3) of such definition will be disregarded.

“Specified Material Subsidiary” means any Restricted Subsidiary that owns the mortgaged properties that include the Hunterstown, Choctaw, Bowline or Canal power generation facilities.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Completion Date, and will not include any contingent obligations to repay, redeem or purchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“SPV” means Remote Escrow Finance Vehicle LLC, a Delaware limited liability company, or any successor thereto.

“SPV Merger” means the merger of the SPV with and into GenOn pursuant to the Agreement and Plan of Merger to be entered into between the SPV and GenOn on or prior to the Completion Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Supplemental Indenture” means any supplemental indenture entered into pursuant to Section 2.01 hereof to evidence the issuance of any Additional Securities or additional Subsidiary Guarantees after the date of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or any of GenOn’s Subsidiaries shall be a “Swap Agreement.”

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total consolidated assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Treasury Rate” means, as of any redemption date for any Notes, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2020; provided, however, that if the period from the redemption date to June 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and, for the purposes of Section 7.01(c)(2) hereof and the second sentence of Section 7.05 hereof, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means The Bank of New York Mellon, as trustee, and any and all successors thereto.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of the Company, but only to the extent that upon such designation such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable (as determined by a Responsible Officer) to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the certificate executed by a Responsible Officer of the Company giving effect to such designation and certifying that such designation complied with Section 4.19 hereof and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.02.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the defined terms to be used therein, which may include some, all or none of the terms contained in this Section 1.02.

Defined in
Term	Section

“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03

Section 1.03                             [Reserved].

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” is not limiting;

(5)                                 words in the singular include the plural, and in the plural include the singular;

(6)                                 “will” shall be interpreted to express a command;

(7)                                 provisions apply to successive events and transactions; and

(8)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

The terms and provisions contained in this Indenture will apply to any Additional Securities issued from time to time pursuant to this Indenture, except as may be otherwise provided in the Supplemental Indenture with respect to such Additional Securities.

ARTICLE 2
THE ISSUANCE OF NOTES AND ADDITIONAL SECURITIES

Section 2.01                             Form and Dating of Notes; Creation of Additional Securities.

(a)                                 Securities to be Issued in Series.  The aggregate amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series.  All Additional Securities will have the terms set forth in the Supplemental Indenture pursuant to which such Series of Additional Securities is created, which Supplemental Indenture will detail the adoption of the terms of such Series of Additional Securities pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Supplemental Indenture creating such Series will detail the adoption of the terms thereof pursuant to the authority granted under a Board Resolution and will provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters; provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

At or prior to the issuance of any Series of Additional Securities, the following terms shall be established in the Supplemental Indenture in respect of such Series created pursuant to authority granted under a Board Resolution and executed and delivered by the Company and the Trustee (and, if applicable, any guarantors of such Additional Securities):

(1)                                 the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(2)                                 the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(3)                                 any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to this Article 2);

(4)                                 the date or dates on which the principal of the Securities of the Series is payable;

(5)                                 the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(6)                                 the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(7)                                 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(8)                                 the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)                                 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(10)                          if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(11)                          the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(12)                          if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(13)                          the currency of denomination of the Securities of the Series, which may be US Dollars or any other currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

(14)                          the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

(15)                          if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(16)                          the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(17)                          the provisions, if any, relating to any security or guarantee provided for the Securities of the Series, and any subordination in right of payment, if any, of the Securities of the Series;

(18)                          any addition to or change in or deletion of any of the covenants set forth in Articles 4 or 5 which applies to Securities of the Series;

(19)                          any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(20)                          any addition to or change in or deletion of any of the provisions and terms set forth in Articles 7 and 9 which applies to Securities of the Series;

(21)                          any other terms of the Securities of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such Series and/or add additional provisions); and

(22)                          any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Supplemental Indenture pursuant to which such Series is created, and the authorized principal amount of any Series may be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Supplemental Indenture.

(b)         The Notes.  The Notes shall be issued in registered global form without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)                                  Global Securities.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  All other Global Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created.  Each Global Security shall represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Security that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

One Officer must sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Securities for original issue under this Indenture.  The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03                             Registrar and Paying Agent.

The Company will maintain an office or agency with respect to each Series of Securities issued pursuant to this Indenture, where such securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”).  The Registrar will keep a register of all such Securities and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities for which it is acting as Paying Agent or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Company for Definitive Securities if:

(1)                                 the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)                                 the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the applicable Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Any person who transfers a beneficial interest in the Regulation S Global Security prior to the expiration of the applicable Restricted Period with respect to any Series of Additional Securities, Restricted Period shall be deemed to have certified that such transfer was not made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser).  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)                                  Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities. Transfers or exchanges of beneficial interests in Global Securities for Definitive Securities shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c).

(1)                                 Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Security to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1)                                 Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

(2)                                 Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive

Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)                               if the Holder of such Restricted Definitive Securities proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3)                                 Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A)                               if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)                               if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)                                   [Reserved].

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.  Additional Securities will bear the legends, if any, provided for in the Supplemental Indenture pursuant to which such Series of Additional Securities is created.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Legend.  Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Original Issue Discount Legend.  Each Note issued with original issue discount, if any, will bear a legend in substantially the following form:

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 IN AGGREGATE PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $[         ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[           ], THE ISSUE DATE IS [    ], 201[  ] AND THE YIELD TO MATURITY IS [     ]% PER ANNUM.”

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and a notation will be made on the records maintained  by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and a  notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.14, 4.15 and 9.05 hereof).

(3)                                 The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)                                 The Company shall not be required:

(A)                               to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)                               to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or Indirect Participants in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)                          None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a Participants, Indirect Participants or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants, Indirect Participants members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(11)                          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 2.07                             Issuance of Additional Notes.

The Company shall be entitled, upon delivery to the Trustee of an Officer’s Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)         the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b)  the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.08                             Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.09                             Outstanding Securities.

The Securities outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10                             Treasury Securities.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Securities owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only such Notes that the Trustee has received written notice from the Company or any Guarantor, as applicable, certifying that the relevant Notes are  owned by either the Company or any Guarantor, as applicable, will be so disregarded.

Section 2.11                             Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities.  Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12                             Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  Upon receipt of written direction from the Company, the Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Securities (subject to the record retention requirements of the Exchange Act).  Certification of the destruction of all canceled Securities will be delivered to the Company.  The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13                             Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date.  At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14                             CUSIP Numbers.

The Company in issuing the Securities may use (if then generally in use) “CUSIP”, “ISIN” or other similar numbers, and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

For purposes of the Notes, Article 3 hereof provides the terms upon which redemption and prepayment may occur.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which redemption and prepayment may occur, which may include some, all or none of the terms contained in this Article 3 hereof.

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (45 days in the case of a partial redemption) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (provided that, in the case of Global Notes, DTC may select beneficial interests in Global Notes for redemption pursuant to its applicable procedures) among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, in either case, unless otherwise required by law or depositary requirements.

In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03                             Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05                             Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date.  Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                             Optional Redemption.

(a)                                 [Reserved].

(b)                                 At any time prior to June 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 1, 2020.

(d)                                 On or after June 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	105.250%
2021 and thereafter	100.000%

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption.

Except as described in Section 3.09 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                             Special Mandatory Redemption.

(a)                                 The Escrow Property will be held by the Trustee, in its capacity as Escrow Agent, in the Escrow Account pursuant to the Escrow and Security Agreement.  The Escrow Property will be invested as provided in the Escrow and Security Agreement.

(b)                                 If the conditions to release of the Escrow Property to the Company, which are set forth in Section 1.4 of the Escrow and Security Agreement, have not been satisfied on or before June 14, 2017, the Company will redeem all and not less than all of the outstanding Notes upon not less than 10 days’ notice, pursuant to the terms of the Escrow and Security Agreement, at a redemption price equal to 104% of the aggregate principal amount of Notes, plus accrued and unpaid interest, to, but not including the redemption date.  Such redemption may also be made prior to June 14, 2017 if the Company determines at any time in its sole discretion to consummate such redemption pursuant to this Section 3.09.

(c)                                  Immediately upon receipt by the Paying Agent of the Escrow Property, the Trustee will notify the Holders of the date fixed for special mandatory redemption pursuant to this Section 3.09.

Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 will be made pursuant to the provisions of Section 3.04 through 3.05 hereof.

ARTICLE 4
COVENANTS

For purposes of the Notes, Article 4 hereof provides the terms of the various covenants to which the Notes are subject.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms of the covenants to which such Additional Securities are subject, which may include some, all or none of the covenants contained in this Article 4 hereof.

Section 4.01                             Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02                             Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                             Reports.

(a)                                 Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to Holders or cause the Trustee to furnish to Holders:

(1)                                 at any time that the Company is subject to the reporting requirements of  Section 13 or 15(d) of the Exchange Act:

(A)                               within 90 days of the end of each fiscal year and within 60 days of the end of each fiscal quarter, all annual and quarterly reports that would be required to be filed with the SEC on Forms 10-K and 10-Q if the Company were required to file such reports; and

(B)                               within the time periods specified in the SEC’s rules and regulations that would be applicable if the Company were subject to such rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(2)                                 At any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act:

(A)                               within 90 days after the end of each fiscal year of the Company, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year; provided that if the Company includes the financial results of any person that is an Unrestricted Subsidiary of the Company in such annual financial statements and such Unrestricted Subsidiary would not be considered an Immaterial Subsidiary were it subject to such definition, the Company shall also provide a supplement showing consolidating information for the Company and its Restricted Subsidiaries, (ii) a narrative discussion of results for such fiscal year (which need not be compliant with Regulation S-K of the Securities Act) but shall be comparable in form with respect to such year to the “Management’s discussion and analysis of financial condition and results of operations” included in the Offering Circular dated May 4, 2017 (the “Offering Circular”), relating to the offering of the Notes; and (iii) setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants; and

(B)                               within 60 days following the end of each fiscal quarter of the Company, (i) a consolidated balance sheet and related statements of operations, cash flows and owner’s equity showing (x) the financial position of the Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating results of its operations during such fiscal quarter and (y) the then-elapsed portion of the fiscal year; provided that if the Company includes the financial results of any person that is an Unrestricted Subsidiary of the Company in such interim financial statements and such Unrestricted Subsidiary would not be considered an Immaterial Subsidiary were it subject to such definition, the Company shall also provide a supplement showing consolidating information for the Company and its Restricted Subsidiaries, (ii) a narrative discussion of results (which need not be compliant with Regulation S-K of the Securities Act) but shall be comparable in form with respect to such interim periods to the “Management’s discussion and analysis of financial condition and results of operations” included in the Offering Circular and (iii) setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year; provided that any prior periods need not be shown on a pro forma basis; and

(C)                               promptly after the occurrence of a material event that the Company announces publicly or any acquisition, disposition or restructuring, merger, issuance of Material Indebtedness or similar transaction that is material to the Company and the Restricted Subsidiaries, taken as a whole, or a senior executive officer or director changes at the Company or a change in auditors of the Company, a report containing a description of such event.

All such reports will be prepared, within the time periods specified above, in all material respects in accordance with all of the rules and regulations applicable to such reports. All annual reports on Form 10-K or annual information, as applicable, will include a report on the Company’s consolidated financial statements by its independent registered public accounting firm or independent auditors.

In addition, the Company will file a copy of each of the reports referred to in clauses (1)(A) and (1)(B) above with the SEC for public availability within the time periods specified in such clauses  (unless the SEC will not accept such a filing). The Company hereby agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will use its reasonable best efforts to post the reports referred to in this Section 4.03(a) on its website within the time periods specified above. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and Holders on the date filed.

So long as any notes are outstanding, the Company will also:

(A)                               within 15 business days after furnishing to the Trustee and the holders the reports required by clauses (1) or (2) above, hold a conference call for all holders and securities analysts to discuss such reports and the results of operations for the relevant annual or quarterly reporting period; and

(B)                               issue a notice in accordance with the second succeeding paragraph, no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (A) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing holders to contact the appropriate person at the Company to obtain such information.

(b)                                 In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes remain outstanding (unless satisfied or discharged or defeased), furnish to Holders and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (as in effect on the Issue Date).

(c)                                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04                             Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company’s fiscal year ends December 31st.

(b)                                 So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                             Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06                             Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock), and (B) dividends or distributions payable by any of its Restricted Subsidiaries on a pro rata basis (or on more favorable terms from the perspective of the Company and its Restricted Subsidiaries);

(2)                                 purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any indirect parent of the Company (including in connection with any merger or consolidation) held by Persons other than the Company or any of its Restricted Subsidiaries (other than in exchange for its Capital Stock (other than Disqualified Stock));

(3)                                 make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is a Second Lien Obligation, is unsecured or is contractually subordinated to the notes or any Subsidiary Guarantee of the Notes (excluding any intercompany Indebtedness between or among us and any of the Restricted Subsidiaries); or

(4)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                               no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)                               on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Consolidated Debt Ratio does not exceed 5.75 to 1.0; or

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding clauses (1), (2), (3) and (5) through (11) of this Section 4.07) is less than the sum of:

(i)                                     the Company’s EBITDA, minus 140% of the Company’s Consolidated Interest Expense, in each case for the period (taken as one accounting period) beginning on the first day of the Company’s first full fiscal quarter after the second anniversary of the Issue Date to the end of its most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment; plus

(ii)                                  100% of the fair market value of any property or assets (other than Disqualified Stock) and the aggregate net cash proceeds in each case received by the Company or any Guarantor since the Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities issued by the Company or any Guarantor that have been converted into or exchanged for such Qualifying Equity Interests by a Person that is not one of the Company’s Subsidiaries; plus

(iii)                               to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash after the Issue

Date, the cash return with respect to such Restricted Investment (less the cost of disposition, if any) to the extent not already included in the Company’s EBITDA since the Issue Date; plus

(iv)                              100% of any cash received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary or an Excluded Project Subsidiary, to the extent that such cash was not otherwise included in the Company’s EBITDA; plus

(v)                                 to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date or an Excluded Project Subsidiary that became an Excluded Project Subsidiary after the Issue Date is redesignated as a Restricted Subsidiary and is not an Excluded Project Subsidiary after the Issue Date, the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(1)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of indebtedness that is a Second Lien Obligation or is unsecured or is contractually subordinated to the notes, the Company’s Capital Stock or Disqualified Stock made by, exchange for, or out of the proceeds of the substantially concurrent sale of, the Company’s Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to, or a capital contribution by, any of the Company’s Restricted Subsidiaries or an employee stock ownership plan or similar trust to the extent such sale to, or contribution by, an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or a cash capital contribution to the Company; provided, however, that the net cash proceeds from such sale of Capital Stock or capital contributions will be excluded from clause (C)(ii) of Section 4.07(a)(4) hereof;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any of its Restricted Subsidiaries made by, exchange for, or out of the proceeds of the substantially concurrent sale of Disqualified Stock of ours or such Restricted Subsidiary, as the case may be;

(3)                                 the purchase, repurchase, redemption, defeasance, repayment or other acquisition or retirement for value of any (A) Existing Unsecured Notes solely with the proceeds of, or in exchange for, Second Lien Obligations and (B) Second Lien Obligations, unsecured Indebtedness of the Company or any of its Restricted Subsidiaries (including the Existing Unsecured Notes) or any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee, in each case, (i) solely with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, (ii) in exchange for Indebtedness constituting Permitted Refinancing Indebtedness or Equity Interests issued by the Company or (iii) any combination of the foregoing clauses (i) and (ii);

(4)                                 dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(5)                                 so long as no Default or Event of Default has occurred and is continuing,

(A) (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries held by any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or of any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (ii) the cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Company or of any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any of its Restricted Subsidiaries; provided that the aggregate price paid for the actions in clause (i) may not exceed $3 million in any twelve-month period and $15 million in the aggregate since the Issue Date; provided, further that (A) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by, or contributed to, the Company and its Restricted Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (A), and (B) cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from employees, officers, directors and consultants (or any estate, heir or assigns of any such person) of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or of any of its Restricted Subsidiaries from such Persons shall be permitted under this clause (A) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; and

(B) loans or advances to employees or directors of the Company or any of its Restricted Subsidiaries, the proceeds of which are used to purchase Capital Stock of the Company in an aggregate amount not in excess of $5 million at any one time outstanding (loans or advances that are forgiven shall continue to be deemed outstanding); and

(6)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or Preferred Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the terms of the Indenture after the Completion Date, to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(7)                                 repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock in connection with the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon the vesting of such grant or award;

(8)                                 payments to holders of the Company’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

(9)                                 the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right, in an aggregate amount not to exceed $2 million since the Issue Date, of any rights granted pursuant to any shareholders’ rights plan adopted; provided that such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this Section 4.07 (all as determined in good faith by a senior financial officer);

(10)                          so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control or Asset Sale and after the completion of a Change of Control Offer pursuant to Section 4.14 hereof or an Asset Sale Offer pursuant to Section 4.10(d) hereof, as applicable (including the purchase of all notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Second Lien Obligations or Indebtedness that is unsecured or contractually subordinated to the notes or any Subsidiary Guarantee required under the terms of such Indebtedness, or any Disqualified Stock, with, in the case of an Asset Sale, Net Proceeds, as a result of such Change of Control or Asset Sale;

(11)                          any cancellation, termination or other discharge of intercompany notes or other obligations between the Company and REMA; and

(12)                          so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed (a) $30 million since the Issue Date, plus (b) $40 million; provided that the amount in clause (b) shall only be available to the extent such Restricted Payment is made connection with a refinancing of the Existing Unsecured Notes.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of (i) any non-cash Restricted Payment required to be valued by this Section 4.07 and (ii) property or assets received by the Company from the issue or sale of its Capital Stock or capital contributions shall be determined conclusively by a senior financial officer of the Company acting in good faith whose certification with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by a senior financial officer of the Company to exceed $50 million. Not later than the date of making any non-cash Restricted Payment or including the fair market value of any property or assets in a calculation pursuant to clause (C)(ii) of Section 4.07(a)(4) hereof, as the case may be, the Company shall deliver to the Trustee an officer’s certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries) to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiaries (other than non-Guarantor Subsidiaries) to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries), or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries);

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries); or

(3)                                 transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries).

(b)                                 The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 the NRG Credit Agreement and other agreements governing Existing Indebtedness, on the Issue Date;

(2)                                 this Indenture, the Notes and the Subsidiary Guarantees;

(3)                                 applicable law, rule, regulation or order;

(4)                                 customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(5)                                 purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(6)                                 any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(7)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)                                 Liens permitted to be incurred under Section 4.12 hereof and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)                                 provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;

(10)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;

(11)                          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the

Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(12)                          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(13)                          Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

(14)                          with respect to Section 4.08(a)(3) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(15)                          provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements; and

(16)                          any encumbrance or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a senior financial officer of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

Section 4.09                             Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company’s Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred or Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company (and the guarantee thereof by the Guarantors) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face value thereof) not to exceed (a) the amount of the commitments under the NRG Credit Agreement on the Issue Date, less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the final application of the Net Proceeds of Asset Sales, in each case in accordance with Section 4.10(d) hereof (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant), plus (b) $30 million; provided that the amount in clause (b) shall only be available in connection with a refinancing of the Existing Unsecured Notes;

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the Issue Date;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Company or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding $25 million;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (15), (16), (17), (18), (19), (21) and (22) of this Section 4.09(b);

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)                                                                               if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B)                                                                               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)                                                                               any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)                                                                               any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(9)                                 the guarantee by (i) the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09; (ii) any of the non-Guarantor Subsidiaries of Indebtedness of any other non-Guarantor Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five business days;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptance and (ii) performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(12)                          the incurrence of Non-Recourse Debt by any Excluded Project Subsidiary;

(13)                          the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;

(14)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of the Company or any of its Restricted Subsidiaries (other than non-Guarantor Subsidiaries) permitted to be incurred by this Indenture;

(15)                          Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by the Company or any Restricted Subsidiary of the Company or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

(A)                                                                               the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B)                                                                               the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;

(16)                          Environmental CapEx Debt; provided, that prior to the incurrence of any Environmental CapEx Debt, the Company shall deliver to the Trustee an officer’s certificate designating such Indebtedness as Environmental CapEx Debt;

(17)                          Indebtedness incurred to finance Necessary Capital Expenditures; provided, that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, the Company shall deliver to the Trustee an officer’s certificate designating such Indebtedness as Necessary CapEx Debt;

(18)                          Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19)                          the incurrence by the Company or any of its Restricted Subsidiaries of Contribution Indebtedness;

(20)                          the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease;

(21)                          the incurrence by non-Guarantor Subsidiaries of Indebtedness, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed at any time outstanding the greater of (a) $50 million and (b) 10% of Consolidated Net Tangible Assets; and

(22)                          the incurrence by the Company and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (22), not to exceed $40 million.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that Indebtedness incurred under the NRG Credit Agreement and any Permitted Refinancing Indebtedness that refunds, refinances or replaces the NRG Credit Agreement or any such Permitted Refinancing Indebtedness shall be deemed incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” and may not be reclassified.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

The amount of any Indebtedness outstanding as of any date will be:

(A)                               the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B)                               the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(C)                               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)                                     the fair market value of such assets at the date of determination; and

(ii)                                  the amount of the Indebtedness of the other Person,

provided that any changes in any of the above shall not give rise to a default under this Section 4.09.

Section 4.10                             Asset Sales.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash and, with respect to Asset Sales of Collateral, the remainder of the consideration shall be in the form of Collateral. For purposes of this provision, each of the following will be deemed to be cash:

(A)                               any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than Second Lien Obligations, unsecured Indebtedness, contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B)                               any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 270 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion; and

(C)                               any stock or assets of the kind referred to in clauses (3) or (5) of the next paragraph of this Section 4.10.

(b)                                 Within 270 days after the receipt of any Net Proceeds from an Asset Sale of any Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds no later than 90 days following the initial 270-day period (an “Acceptable Commitment”); provided that with respect to any Asset Sale of the Hunterstown, Choctaw, Bowline or Canal power generation facilities (i) the Net Proceeds from such Asset Sale shall be applied within 30 days after the receipt of such Net Proceeds pursuant to clause (1) below only, and (ii) the Company shall provide an opinion as to the fairness to the Company of such Asset Sale from a financial point of view issued by an Independent Financial Advisor:

(1)                                 to repay Priority Lien Obligations (including, at the Company’s option, the notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of the notes to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest) containing provisions similar to those set forth in the Indenture with respect to sales of assets and use of proceeds therefrom on a pro rata basis (based on outstanding aggregate principal amount); provided that (i) the Company shall within 30 days after the receipt of the Net Proceeds of any sale of the Hunterstown power generation facility, use such Net Proceeds, together with any necessary additional funds, to make an Asset Sale Offer to purchase 100% of the Notes, at a price equal to 100%, plus the applicable interest rate (or 50% of the applicable interest rate for any Asset Sale Offer commenced after the first anniversary of the Completion Date) on the Notes, multiplied by the principal amount of the notes being purchased plus accrued and unpaid interest, if any, to the date of purchase and (ii) the Company shall within 30 days after the receipt of the Net Proceeds of any sale of the Choctaw, Bowline and Canal power generation facilities, use such Net Proceeds to (on a pro rata basis based on outstanding aggregate principal amount) prepay Priority Lien Obligations or, in the case of the notes, to make an Asset Sale Offer to purchase the notes, at a price equal to 100%, plus the applicable interest rate (or 50% of the applicable interest rate for any Asset Sale Offer commenced after the first anniversary of the Completion Date) on the notes offered hereby, multiplied by the principal amount plus accrued and unpaid interest, if any, to the date of purchase); provided that any Net Proceeds remaining after making an offer to purchase the notes in accordance with the foregoing clauses (i) or (ii) may be used by the Company in any manner that does not otherwise violate the terms of this Indenture;

(2)                                 in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company);

(3)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company and a Guarantor

(4)                                 to make a capital expenditure resulting in the acquisition of Collateral;

(5)                                 to acquire other assets constituting Collateral that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)                                 any combination of the foregoing clauses (1) to (5).

(c)                                  Within 270 days after the receipt of any Net Proceeds from an Asset Sale of assets other than Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds within the 270-day period following the date of such commitment (an “Acceptable Commitment”):

(1)                                 to repay Indebtedness and other obligations (including Capital Lease Obligations), in each case that are secured by a Lien on assets other than Collateral, which Lien is permitted by the Indenture, and if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)                                 to repay Priority Lien Obligations (including, at the Company’s option, the notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of the notes to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest) containing provisions similar to those set forth in the Indenture with respect to sales of assets and use of proceeds therefrom on a pro rata basis (based on outstanding aggregate principal amount);

(3)                                 in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company);

(4)                                 to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company and a Guarantor;

(5)                                 to make a capital expenditure

(6)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(7)                                 any combination of the foregoing clauses (1) to (6).

Pending the final application of any such Net Proceeds, to the extent the Net Proceeds exceed $10 million, the Company shall maintain the Net Proceeds in a bank account that is subject to a deposit account control agreement in favor of the Collateral Trustee, and otherwise may temporarily reduce revolving credit borrowings or otherwise use such Net Proceeds in any manner that is not prohibited by this Indenture.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration of any asset or investment has commenced, then the Company or any Restricted Subsidiary shall have an additional 270 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

(d)                                 Any Net Proceeds from Asset Sales that are not applied or invested as provided in Sections 4.10(b) or 4.10(c) hereof will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $10 million, or at such earlier date as may be selected by the Company, the Company will make an Asset Sale Offer to all holders of the notes and all holders of other Priority Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of the notes and, as applicable, such other Priority Lien Obligations that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the notes and, as applicable, other Priority Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes and, as applicable, such other Priority Lien Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)                                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11                             Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10 million, unless:

(1)                                 the Affiliate Transaction is on terms that are no less favorable to the Company (as reasonably determined by the Company) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the Trustee:

(A)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)                                 any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries or approved by a Responsible Officer of the Company in good faith;

(2)                                 transactions between or among the Company and/or its Restricted Subsidiaries (including any cancellation, termination or other discharge of intercompany notes or other obligations between the Company and REMA);

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of directors’ fees;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company or its Restricted Subsidiaries;

(6)                                 Restricted Payments that do not violate the provisions of Section 4.07 hereof;

(7)                                 any agreement in effect as of the Issue Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the holders of the notes than the original agreement as in effect on the Issue Date;

(8)                                 payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Company in good faith;

(9)                                 the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the holders of the notes in any material respect;

(10)                          transactions permitted by, and complying with, the provisions of Section 5.01 hereof;

(11)                          transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of a senior financial officer of the Company, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

(12)                          any repurchase, redemption or other retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries;

(13)                          loans or advances to employees or consultants;

(14)                          any Permitted Investment in another Person involved in a Permitted Business;

(15)                          transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a) hereof;

(16)                          the issuance of any letters of credit to support obligations of any non-Guarantor Subsidiary;

(17)                          transactions between NRG Energy, Inc. and/or its Subsidiaries and the Company and/or its Subsidiaries, approved by a majority of the Company’s independent directors, relating to the purchase, repurchase or refinancing of the Existing Unsecured Notes;

(18)                          transactions between or among non-Guarantor Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by the Company and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including the Company or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that any such transaction shall be fair and reasonable and beneficial to the Company and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;

(19)                          any tax sharing agreement between or among the Company and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein; and

(20)                          any agreement to do any of the foregoing.

Section 4.12                             Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries (except for any non-Guarantor Subsidiary), to create or permit to exist any Lien upon any property or assets owned at any time by the Company or any Restricted Subsidiary (except for any non-Guarantor Subsidiary) to secure any Indebtedness; provided, however, that this restriction will not apply to:

(1)                                 Existing Liens;

(2)                                 Liens securing the Notes issued on the Issue Date;

(3)                                 Liens on the Collateral securing Indebtedness under Credit Facilities, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (1) of Section 4.09(b) hereof;

(4)                                 purchase money Liens securing Indebtedness having a principal amount that does not exceed the cost or value of the purchased property (including any Liens securing acquired indebtedness, provided that such Liens are not created in connection with, or in contemplation of, such acquisition);

(5)                                 Liens in favor of the Company or its Restricted Subsidiaries;

(6)                                 Liens on the Collateral securing Second Lien Obligations, including all Permitted Refinancing Liens granted in connection with extending, renewing, replacing or refinancing in whole or in part any Indebtedness secured by Liens incurred pursuant to this clause (6);

(7)                                 Liens on the Equity Interests of Excluded Project Subsidiaries;

(8)                                 Refinancing Liens;

(9)                                 any interest or title of a lessor, sublessor, licensor or sublicensor under any ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located, provided such ground leases, subleases, licenses or sublicenses are permitted under the Agreement or are entered into in the ordinary operation of the business of the Company or any Restricted Subsidiary;

(10)                          easements, rights-of-way, licenses, servitudes, permits, conditions, covenants, restrictions (including zoning restrictions), oil, gas and other mineral interests, royalty interests and leases, minor defects, exceptions or irregularities in title, encroachments, protrusions and other similar charges or encumbrances, affecting any properties of the Company or any Restricted Subsidiary, which do not in the aggregate materially adversely affect the value of such properties or the use of such properties for the purposes for which such properties are held by the Company and/or the applicable Restricted Subsidiaries, taken as a whole, or interfere in any material respect with the ordinary operation of business of the Company and the Restricted Subsidiaries, taken as a whole;

(11)                          any exception shown on a final survey delivered to the Collateral Trustee pursuant to the terms of the Collateral Trust Agreement incidental to the conduct of the business of the Company or any Restricted Subsidiary or to the ownership of the property to which such exception relates, which was not incurred in connection with Indebtedness for borrowed money and which does not individually or in the aggregate materially adversely affect the value of said property or materially impair its use in the ordinary operation of the business of the Company or any of the Restricted Subsidiaries and (ii) any exception shown on any final title policy issued to the Collateral Trustee in connection with any mortgaged property;

(12)                          leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(13)                          any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary use of such Property or the conduct of the business of the Company or its Restricted Subsidiaries;

(14)                          any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(15)                          rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(16)                          Liens arising under any obligations or duties affecting any of the property, the Company or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held; and

(17)                          rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held.

Notwithstanding the foregoing, the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist any Lien on any asset or property of the Company or such Restricted Subsidiary that secures Obligations under Indebtedness that is contractually senior in priority (without regard to control of remedies) to any security interest at any time granted to secure the notes or the Subsidiary Guarantees and is also contractually junior in priority (without regard to control of remedies) to any security interest at any time granted to secure any other Indebtedness.

At any time that any Restricted Subsidiary that is not a Guarantor creates or permits to exist any Lien that secures any Priority Lien Obligation (other than the Obligations in respect of the notes) upon any property or assets at any time owned by the Company or any of its Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to secure the Obligations in respect of the notes, on an equal and ratable basis, by the assets subject to such Liens.

If the Company or any Guarantor proposes to create or permit to exist any Lien upon any Principal Property owned by the Company or any Guarantor or upon any Equity Interests or Indebtedness of any direct or indirect Subsidiary of the Company to secure any Indebtedness, other than as permitted by clauses (1) through (17) of the previous paragraph, the Company will give prior written notice thereof to the Trustee, who will give notice to the Holders of the Notes at the direction and expense of the Company, and the Company will further agree, prior to or simultaneously with the creation of such Lien, effectively to secure all the Notes equally and ratably with (or prior to) such other Indebtedness, for so long as such other Indebtedness is so secured.

The Collateral Trustee shall take no action pursuant to Article 4 of the Collateral Trust Agreement to subordinate its Liens, in whole or in part, as to any Lien on any Collateral other than any subordination requested by the Company to Liens permitted pursuant to clauses (4), (7), (8) (solely in the case of clause (8) to the extent constituting Refinancing Liens with respect to clauses (4) or (7)), (10), (13) or (17) of this Section 4.12.

Section 4.13                             Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.14                             Offer to Repurchase Upon Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  The provisions described in Sections 4.14(a) and (b) shall apply whether or not other provisions of this Indenture are applicable.  Except as described in Sections 4.14(a) and (b) hereof,

Holders of Notes shall not be permitted to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(d)                                 Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 4.15                             Offer to Repurchase Upon Earlier Maturity of Existing Indebtedness.

(a)                                 If, as of the 75th day prior to the scheduled maturity date of the Company’s 9.500% Senior Notes due 2018 (the “Existing 2018 Notes”), the aggregate outstanding principal amount of the Existing 2018 Notes exceeds 25% (the “Triggering Amount”) of the amount of the Existing 2018 Notes outstanding on the Issue Date (such condition, an “Early Maturity Repurchase Event”), each Holder will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to this Section 4.15 (an “Early Maturity Repurchase Offer”). In an Early Maturity Repurchase Offer, the Company will offer a payment (the “Early Maturity Repurchase Offer Payment”) in cash equal to at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within five business days following any Early Maturity Repurchase Offer Event, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Early Maturity Repurchase Offer Event and offering to purchase Notes on the date specified in such notice (the “Early Maturity Repurchase Offer Payment Date”); provided that the Early Maturity Repurchase Offer Payment Date shall occur no later than 45 days prior to the maturity date of the Existing 2018 Notes. If, on or prior to the Early Maturity Repurchase Offer Payment Date, the aggregate outstanding principal amount of the Existing 2018 Notes has been reduced below the Triggering Amount, the Company may withdraw the Early Maturity Repurchase Offer and will not be required to purchase any of the Existing 2018 Notes tendered pursuant to the Early Maturity Repurchase Offer.

(b)                                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of an Early Maturity Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.15 by virtue of such compliance.

(c)                                  On the Early Maturity Repurchase Offer Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Early Maturity Repurchase Offer;

(2)                                 deposit with the paying agent an amount equal to the Early Maturity Repurchase Payment in respect of all notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each Holder properly tendered the Early Maturity Repurchase Offer Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Early Maturity Repurchase Offer on or as soon as practicable after the Early Maturity Repurchase Payment Date.

(d)                                 The provisions described in Section 4.15(a) hereof that require the Company to make an Early Maturity Repurchase Offer following an Early Maturity Repurchase Offer Event will be applicable whether or not any other provisions of this Indenture are applicable.

Section 4.16                             No Layering of Debt.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 4.17                             Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than a Permitted Tax Lease, which shall not be restricted by this covenant); provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(1)                                 the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2)                                 the gross proceeds of that sale and leaseback transaction are at least equal to the fair market value of the property that is subject of that sale and leaseback transaction, as determined in good faith by a senior financial officer of the Company; and

(3)                                 if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10(d) hereof.

Section 4.18                             Subsidiary Guarantees.

At the Issue Date, the Notes will be obligations of the SPV and will not be obligations of any of the Guarantors.  At the Completion Date, the Guarantors will execute a supplemental indenture or supplemental indentures in the form attached hereto as Exhibit E and deliver an Opinion of Counsel satisfactory to the Trustee in order to enter into the Subsidiary Guarantees of the Notes.

If,

(1)                                 the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary or a Domestic Subsidiary that does not Guarantee any other Indebtedness of the Company) after the Issue Date, or

(2)                                 any Excluded Subsidiary that is a Domestic Subsidiary ceases to be an Excluded Subsidiary after the Issue Date, or

(3)                                 any Domestic Subsidiary that does not Guarantee any other Indebtedness of the Company subsequently Guarantees other Indebtedness of the Company,

then such newly acquired or created Domestic Subsidiary, former Excluded Subsidiary or Domestic Subsidiary that subsequently Guarantees other Indebtedness of the Company, as the case may be, will become a Guarantor of the Notes and execute a supplemental indenture in the form attached hereto as Exhibit E and deliver an Opinion of Counsel satisfactory to the Trustee within 30 business days of the date on which it was acquired or created or ceased to be an Excluded Subsidiary, as the case may be.

Section 4.19                             Designation of Restricted, Unrestricted and Excluded Project Subsidiaries.

The Company may designate, by a certificate executed by a Responsible Officer of the Company, any Restricted Subsidiary (other than any Specified Material Subsidiary) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. A Responsible Officer of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

The Company may designate, by a certificate executed by a Responsible Officer of the Company, any Restricted Subsidiary (other than any Specified Material Subsidiary) to be an Excluded Project Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary that is not an Excluded Project Subsidiary is designated as an Excluded Project Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Excluded Project Subsidiary. A Responsible Officer of the Company may redesignate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20                             SPV Status Prior to the SPV Merger.

Prior to the SPV Merger, the SPV shall not:

(1)                                                                                 conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Company’s Capital Stock or the maintenance of functions incidental to its existence;

(2)                                                                                 establish any additional Subsidiaries;

(3)                                                                                 incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations (other than the Initial Notes issued on the Issue Date); or

(4)                                                                                 own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents) other than the Escrow Property described in the Escrow and Security Agreement.

For the avoidance of doubt, this Section 4.20 shall no longer apply once the SPV Merger is consummated.

ARTICLE 5
SUCCESSORS

For purposes of the Notes, Article 5 hereof provides the terms upon which a Person can succeed the Obligations of the Company or the Guarantors.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which a Person can succeed the obligations of the Company or the Guarantors, if any, to such Additional Securities, which may include some, all or none of the terms contained in this Article 5 hereof.

Section 5.01                             Merger, Consolidation or Sale of Assets.

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either:

(A)                               the Company is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the notes pursuant to a supplemental indenture duly executed by the trustee;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture pursuant to a supplemental indenture or other documents and agreements satisfactory to the Trustee; and

(3)                                 (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or (B) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period than the Company’s actual Fixed Charge Coverage Ratio for the period.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and the Guarantors taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; or

(2)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries, including by way of merger or consolidation.

Section 5.02                             Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

For purposes of the Notes, Article 6 hereof provides the terms defaults and remedies.  For purposes of any Additional Securities issued under this Indenture, the Supplement Indenture in respect of such Additional Securities will specify the terms of defaults and remedies for such Additional Securities, which may include some, all or none of the terms contained in this Article 6 hereof.

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in the payment when due of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Company or any Restricted Subsidiaries for 45 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in this Indenture;

(4)                                 the acceleration of the maturity of any Indebtedness for money borrowed (other than the notes of such series) by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) having an aggregate principal amount outstanding in excess of $25 million, if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the date of such acceleration;

(5)                                 failure by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) to pay final and non-appealable judgments aggregating in excess of $25 million, which judgments are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

(6)                                 failure by GenOn or the SPV to comply with any material term of the Escrow and Security Agreement that is not cured within 10 days;

(7)                                 the Escrow and Security Agreement or any other security document or any Lien purported to be granted thereby on the Escrow Account or the cash or Government Securities therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected;

(8)                                 except as permitted by the Indenture, the Subsidiary Guarantee of any Restricted Subsidiary (other than any Excluded Subsidiaries) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, in each case, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(9)                                 with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25 million, any of the Note Security Documents ceases to be in full force and effect, or any of the Note Security Documents ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Note Security Documents is declared null and void or the Company or any Guarantor denies in writing that it has any further liability under any Note Security Document (in each case other than in accordance with the terms of the Indenture or any of the Note Security Documents), except to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities, promissory notes or other instruments pledged under the Note Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee;

(10)                          the Company or any of its Restricted Subsidiaries (other than its  Excluded Subsidiaries):

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; or

(11)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries);

(B)                               appoints a custodian of the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries) for all or substantially all of the property of the Company or any Guarantor; or

(C)                               orders the liquidation of the Company or any of its Restricted Subsidiaries (other than its Excluded Subsidiaries);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration; Applicable Premium Payable.

(1)                                                                                 In the case of an Event of Default specified in clause (10) or (11) of Section 6.01 hereof, with respect to the Company or any of its Restricted Subsidiaries (other than any of its Excluded Subsidiaries), all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

(2)                                                                                 If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default on or after June 1, 2020, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated pursuant to Section 3.07(d) hereof; provided that any interest payments previously made, or made at the time of payment of all other amounts owing pursuant to this sentence, in respect of the Notes for any portion of the period from the date of acceleration through the date of such repayment shall be excluded in the calculation of the amount of such applicable premium. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default prior to June 1, 2020, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes redeemed, all accrued and unpaid interest and the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated pursuant to Section 3.07(b) hereof; provided that any interest payments previously made, or made at the time of payment of all other amounts owing pursuant to this sentence, in respect of the Notes for any portion of the period from the date of acceleration through the date of such repayment shall be excluded in the calculation of the amount set forth in clause (ii) of the definition of Applicable Premium.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default specified in clause (10) or (11) of Section 6.01 hereof), the premium applicable with respect to an optional redemption of the Notes will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and its Restricted Subsidiaries (other than any of its Excluded Subsidiaries) expressly agrees (to the fullest extent they may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable  notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 6.02. The Company expressly acknowledges that its agreement to pay the premium to holders as herein described is a material inducement to holders to purchase the notes.

Subject to certain limitations, holders of a majority in principal amount of the outstanding Notes of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of Notes of such series notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Subject to certain limitations, Holders of a majority in principal amount of the Notes that are then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 6.06     Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur;

(4)                                 the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security and/or indemnity; and

(5)                                 during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order:

First:                                    to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                      to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:                                to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default with respect to any Series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture:  but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraphs (b) or (c) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in respect of the Notes in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against any cost, loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Paying Agent and Registrar), the Collateral Trustee, and each agent, custodian and other Person employed to act hereunder.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care. No Depositary shall be deemed to be an attorney or agent of the Trustee and the Trustee shall not be responsible for any action or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(h)                                 The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice thereof at the Corporate Trust Office of the Trustee from the Company or any Holder, and such notice references the Notes and this Indenture.

(i)                                     In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or failure to provide timely written direction.

(j)                                    In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

(l)                                     The permissive right of the Trustee to take or refrain from taking action hereunder or any other document shall not be construed as a duty.

(m)                             The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03     Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any “conflicting interest”, as defined in §310(b) of the TIA, it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee or any authenticating agent shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The recitals and statements contained herein, in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any authenticating agent assumes no responsibility for their correctness. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Neither the Trustee nor the Collateral Trustee make any representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Note Security Documents, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Note Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral, any of the Note Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Collateral Trustee shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the Note Security Documents by the Company or any other Person that is a party thereto or bound thereby. Neither the Trustee nor the Collateral Trustee shall be responsible or liable for seeing to or monitoring the attachment, perfection, or priority of any lien or security interest created or intended to be created in the Collateral hereby or by any of the Note Security Documents. Neither the Trustee nor the Collateral Trustee shall be responsible for the preparation, correctness, filing, re-filing, recording or re-recording of any security documents or instruments, including UCC financing statements or continuation statements in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default with respect to any Series of Securities occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee will mail to Holders of such Securities a notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Trust Officer has knowledge of any Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06                             [Reserved].

Section 7.07                             Compensation and Indemnity.

(a)                                 The Company agrees to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and all services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and all Persons not regularly in its employ.

(b)                                 The Company and the Guarantors shall, jointly and severally, indemnify the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The Company’s and Guarantors’ obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, the termination for any reason of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all the Securities, and the resignation or removal of the Trustee.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities upon the Collateral and all other money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on, particular Securities. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(g)                                  Without limiting the generality of the foregoing, the Company agrees to indemnify the Trustee and each of its officers, agents, directors and employees (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) any Environmental Claim to the extent related in any way to the Company or any of its Affiliates or (ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property, any property owned, leased or operated by any predecessor of the Company or any of its Affiliates, or, to the extent related in any way to the Company or any of its Affiliates, any property at which the Company or any of its Affiliates has sent Hazardous Materials for treatment, storage or disposal; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee, as determined by the final judgment of a court of competent jurisdiction.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company, with 30 days’ advance notice.  The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee, with at least 30 days’ advance notice, if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.11                             Tax Withholding.

Notwithstanding any other provision of this Agreement, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to the Transaction Documents, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) .

Section 7.12                             Co-Trustee.

(a)                                 Notwithstanding any other provisions of this Indenture, at any time for the purpose of meeting any legal requirement of any jurisdiction (including any jurisdiction in which any part of the Collateral may at the time be located), the Trustee shall have the power and may execute and deliver all instruments necessary for the appointment of one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees (including with respect to all or any part of the Collateral), and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable (including title to the Collateral, or any part thereof). No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 hereof and no notice to Holders of the appointment of any co-trustee is or separate trustee shall be required under Section 7.08 hereof.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1)                                 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2)                                 the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or separate trustee hereunder. No co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any other co-trustee hereunder. No separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any co-trustee or any other separate trustee hereunder; and

(3)                                 the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without appointment of a new or successor trustee.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

For purposes of the Notes, Article 8 hereof provides the terms upon which legal defeasance and covenant defeasance can occur.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which legal defeasance and covenant defeasance can occur for such Additional Securities, which may include some, all or none of the terms contained in this Article 8 hereof.

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.07, 4.09, 4.10, 4.11 and 4.14 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (8) hereof shall not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)                               the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the

Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Subsidiary Guarantees, any Notes Security Document or the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement):

(1)                                 to cure any ambiguity, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)                                 to provide for the assumption of the Company’s Obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)                                 to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Circular;

(6)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof;

(7)                                 to provide for the issuance of Additional Notes and Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;

(8)                                 to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities; or

(9)                                 to release, terminate or discharge the Subsidiary Guarantee of any Guarantor or any Lien as provided for in this Indenture.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, any Notes Security Document or the Collateral Trust Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each Series of Securities affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Series of Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series of Securities affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Series of Securities).  Section 2.09 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a Board Resolution and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of any particular Series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Securities or the Subsidiary Guarantees.  However, without the consent of each Holder of any Security affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Security held by a non-consenting Holder):

(1)                                 reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants described in Section 4.09 hereof and provisions relating to the number of days’ notice to be given in case of redemption);

(3)                                 reduce the rate of or change the time for payment of interest on any Security;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Security (except a rescission of acceleration of any Series of Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Security payable in currency other than that stated in the Securities;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, or, interest on, the Securities; or

(7)                                 make any change in the preceding amendment and waiver provisions.

In addition, without the consent of the holders of at least 66 2/3% in principal amount of the notes of each series then outstanding, no amendment, supplement or waiver may (1) make any change to any Note Security Document, the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement) or to any provisions in Article 11 hereof, that would release any material Collateral from the Liens of the Note Security Documents or that would release any of the Subsidiary Guarantees (except as otherwise permitted by the terms of this Indenture, the Note Security Documents and the Collateral Trust Agreement), or that would change or alter the priority of the security interests in the Collateral under the Collateral Trust Agreement in any manner adverse to Holders in any material respect, or (2) make any other change to any Note Security Document, the Collateral Trust Agreement (subject to the rights of the other parties to the Collateral Trust Agreement), or the specified provisions in the Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to the Indenture, that would adversely affect Holders in any material respect, in each case other than in accordance with the terms of this Indenture, the Note Security Documents and the Collateral Trust Agreement.

Section 9.03                             [Reserved].

Section 9.04                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                             Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated.  The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBSIDIARY GUARANTEES

For purposes of the Notes, Article 10 hereof provides the terms of Subsidiary Guarantees of the Notes.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms of Subsidiary Guarantees for such Additional Securities, which may include some, all or none of the terms contained in this Article 10 hereof.

Section 10.01                      Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02                      Subrogation; Limitation on Guarantor Liability.

Upon payment in full of all obligations guaranteed hereby, each Guarantor may assert any and all claims in respect of any rights of subrogation against the Company (a “Guarantor Subrogation Claim”), and any Guarantor Subrogation Claim may be set-off or otherwise offset against any amounts owed by such Guarantor or any other Guarantor to the Company, and to the extent that all or any portion of the Guarantor Subrogation Claim of a Guarantor is setoff or otherwise offset against amounts owed to the Company by another Guarantor, the latter Guarantor shall have an intercompany liability to the former Guarantor in the amount of such setoff or other offset.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, in each case determined based on the respective net assets (i.e., assets less liabilities) of all the Guarantors at the time of such payment, contribution or collection (or, as applicable, at the time of such liquidation or distribution), determined in accordance with GAAP or in any other amount as may be required or appropriate under applicable law, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance; provided that the basis for determining any contribution claims in respect of the Subsidiary Guarantees shall also be the basis for determining any contribution claims in respect of the NRG Credit Agreement.

Section 10.03                      Execution and Delivery of Subsidiary Guarantee.

At the Issue Date, the Notes will be obligations of the SPV and will not be obligations of any of the Guarantors.  At the Completion Date, the Guarantors will execute a supplemental indenture or supplemental indentures in the form attached hereto as Exhibit E to evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, and deliver an Opinion of Counsel satisfactory to the Trustee.  Such supplemental indenture shall be executed on behalf of each Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04                      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                 either (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Subsidiary Guarantee, this Indenture, the Notes Security Documents and the Collateral Trust Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture;

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05                      Releases.

(a)                                 The Subsidiary Guarantee of a Guarantor shall be released automatically:

(1)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 4.10 hereof;

(2)                                 in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if (i) the sale or other disposition does not violate the provisions of Section 4.10 hereof, and (ii) following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of the Company;

(3)                                 if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19 hereof;

(4)                                 upon a Subsidiary that is not an Excluded Subsidiary becoming an Excluded Subsidiary;

(5)                                 upon defeasance or satisfaction and discharge of the Notes as provided in Sections 8.01, 8.02, 8.03, 8.04 and 12.01 hereof;

(6)                                 upon the dissolution of a Guarantor that is permitted under this Indenture;

(7)                                 as provided for in the Collateral Trust Agreement and Notes Security Documents; or

(8)                                 otherwise with respect to the Subsidiary Guarantee of any Guarantor, upon the prior consent of Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

(b)                                 The Subsidiary Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture pursuant to Articles 8 and 12 hereof.

(c)                                  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(d)                                 Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
COLLATERAL AND SECURITY

Section 11.01                      Note Security Documents.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Note Security Documents.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Security Documents (including, without limitation, the provisions providing for foreclosure, subordination of Liens and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Note Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Note Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens; provided that, to the extent that any Note Security Document expressly states that any actions necessary to perfect such security interests are not required to be taken, no such actions will be necessary.

Section 11.02                      Recording and Opinions.

(a)                                 The Company will furnish to the Trustee at the Completion Date an Opinion of Counsel in a form acceptable to the Trustee.

Section 11.03                      Release of Collateral; Subordination of Liens.

(a)                                 Subject to subsection (b) of this Section 11.03, Collateral may be released from the Lien and security interest securing the Notes created by the Note Security Documents at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided hereby and the Collateral Trustee’s Liens may be subordinated, in whole or in part, on any Collateral at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided hereby.

(b)                                 The release of any Collateral from the terms of this Indenture and the Note Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Note Security Documents.

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 11.04                      [Reserved].

Section 11.05                      Certificates of the Trustee.

In the event that the Company wishes to release Collateral from the Lien and security interest securing the Notes in accordance with the Note Security Documents and has delivered the certificates and documents required by the Note Security Documents, the Trustee will determine whether it has received all documentation required in connection with such release and, based on such determination will deliver a certificate to the Collateral Trustee setting forth such determination.

Section 11.06                      Authorization of Actions to Be Taken by the Trustee Under the Note Security Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

(1)                                 enforce any of the terms of the Note Security Documents; and

(2)                                 collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 11.07                      Authorization of Receipt of Funds by the Trustee Under the Note Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Note Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 11.08                      Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens securing the Notes pursuant to this Indenture and the Note Security Documents (subject to the satisfaction of any release of Liens provisions set forth in the Note Security Documents.

ARTICLE 12
SATISFACTION AND DISCHARGE

For purposes of the Notes, Article 12 hereof provides the terms upon which satisfaction and discharge can occur.  For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which satisfaction and discharge can occur for such Additional Securities, which may include some, all or none of the terms contained in this Article 12 hereof.

Section 12.01                      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for such Notes for cancellation; or

(b)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                 in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                      [Reserved].

Section 13.02                      Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

GenOn Energy, Inc.

804 Carnegie Place

Princeton, NJ 08540

Telecopier No.: (609) 524-4501

Attention: Corporate Secretary

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Telecopier No.: (312) 862-2200

Attention: Gerald T. Nowak, Esq. or Paul D. Zier

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, NY 10286

Telecopier No.: (212) 815-5595

Attention: Corporate Trust Administration

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Except in the case of notices or communications given to the Trustee, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 13.03                      Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.

Section 13.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officer’s Certificate satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied: provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.

Section 13.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under any Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting any Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of any Securities.  The waiver may not be effective to waive liabilities under the federal securities laws. For the avoidance of doubt, the holders of the notes will not have any recourse to the stock or assets of NRG Energy, Inc. and its Subsidiaries (other than the Company and its Subsidiaries).

Section 13.08                      Governing Law:  Waiver of Jury Trial; Submission to Jurisdiction.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY CONSENT AND SUBMIT, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE GUARANTORS AGREE, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY

OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE COMPANY’S JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING.

Section 13.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                      Successors.

All agreements of the Company in this Indenture and any Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.11                      Severability.

In case any provision in this Indenture or in any Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 13.13                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                      Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Relevant Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information  and documentation as may be available for such party in order to enable the Trustee to comply with Relevant Law.

[Signatures on following page]

SIGNATURES

Dated as of May 8, 2017

REMOTE ESCROW FINANCE VEHICLE LLC

By: Stichting Remote Escrow Parent Company, its Manager

By: Temmes Management Service Monaco, its Director

	By:	/s/ Christian Olsthoorn
		Name:	Christian Olsthoorn
		Title:	Director

THE BANK OF NEW YORK MELLON, as Trustee

	By:	/s/ Latoya S. Elvin
		Name:	Latoya S. Elvin
		Title:	Vice President

EXHIBIT A

[Face of Note]

CUSIP/CINS

10.500% Senior Secured First Lien Notes due 2022

No.	$

REMOTE ESCROW FINANCE VEHICLE LLC

promises to pay to                or registered assigns,

the principal sum of                                                            DOLLARS on June 1, 2022.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:

REMOTE ESCROW FINANCE VEHICLE LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Note]

10.500% Senior Secured First Lien Notes due 2022

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Remote Escrow Finance Vehicle LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 10.500% per annum from May 8, 2017 until maturity.  The Company shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be December 1, 2017. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE.  The Company issued the Notes under an Indenture dated as of May 8, 2017 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  Except to the extent provided in the Escrow and Security Agreement, the Notes are senior obligations of the Company and are secured on a first priority basis (subject to certain Liens permitted under the Indenture), subject to the terms of the Collateral Trust Agreement. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 [Reserved].

(b)                                 At any time prior to June 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to June 1, 2020.

(d)                                 On or after June 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	105.250%
2021 and thereafter	100.000%

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6)                                 SPECIAL MANDATORY REDEMPTION.  Except as described below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

If the conditions to release of the Escrow Property to the Company, which are set forth in Section 1.4 of the Escrow and Security Agreement, have not been satisfied on or before June 14, 2017, the Company will redeem all and not less than all of the outstanding Notes upon not less than 10 days’ notice, pursuant to the terms of the Escrow and Security Agreement, at a redemption price equal to 104% of the aggregate principal amount of Notes, plus accrued and unpaid interest, to, but not including the redemption date.  Such redemption may also be made prior to June 14, 2017 if the Company determines at any time in its sole discretion to consummate such redemption pursuant to Section 3.09 of the Indenture.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)         Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)                                 NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iii) to provide for the assumption of the Company’s Obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; (v) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Circular; (vi) to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements hereof; (vii) to provide for the issuance of Additional Notes and Additional Securities in accordance with the limitations set forth in the Indenture as of the date hereof; (viii) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities; or (ix) to release, terminate or discharge the Subsidiary Guarantee of any Guarantor or any Lien as provided for in the Indenture.

(12)                          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any Restricted Subsidiaries for 45 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in the Indenture; (iv) the acceleration of the maturity of any Indebtedness for money borrowed (other than the notes of such series) by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) having an aggregate principal amount outstanding in excess of $25 million, if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the date of such acceleration; (v) failure by the Company or any of its Restricted Subsidiaries (other than any Excluded Subsidiaries) to pay final and non-appealable judgments aggregating in excess of $25 million, which judgments are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vi) failure by GenOn or the SPV to comply with any material term of the Escrow and Security Agreement that is not cured within 10 days; (vii) the Escrow and Security Agreement or any other security document or any Lien purported to be granted thereby on the Escrow Account or the cash or Government Securities therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the Indenture) to be fully enforceable and perfected; (viii) except as permitted by the Indenture, the Subsidiary Guarantee of any Restricted Subsidiary (other than any Excluded Subsidiaries) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of such Guarantor, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, in each case, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; (ix) with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25 million, any of the Note Security Documents ceases to be in full force and effect, or any of the Note Security Documents ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Note Security Documents is declared null and void or the Company or any Guarantor denies in writing that it has any further liability under any Note Security Document (in each case other than in accordance with the terms of the Indenture or any of the Note Security Documents), except to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities, promissory notes or other instruments pledged under the Note Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee; (x) the Company or any of the Guarantors: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Guarantor; (B) appoints a custodian of the Company or any Guarantor for all or substantially all of the property of the Company or any Guarantor; or (C) orders the liquidation of the Company or any Guarantor, and the order or decree remains unstayed and in effect for 60 consecutive days.

(13)                          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its

Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture.

(14)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         [RESERVED].

(18)         CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Remote Escrow Finance Vehicle LLC

(to be merged with and into GenOn Energy, Inc.)

c/o GenOn Energy, Inc.

804 Carnegie Center

Princeton, NJ 08540

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Remote Escrow Finance Vehicle LLC
c/o GenOn Energy, Inc.
804 Carnegie Place
Princeton, NJ 08540
Attention: Corporate Secretary

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Corporate Trust Administration

Re:  10.500% Senior Secured First Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of May 8, 2017 (the “Indenture”), between Remote Escrow Finance Vehicle LLC, as issuer (the “Company”) and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation

S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐  a beneficial interest in the:

(i)          ☐  144A Global Note (CUSIP          ), or

(ii)         ☐  Regulation S Global Note (CUSIP          ), or

(iii)        ☐  IAI Global Note (CUSIP          ); or

(b)   ☐  a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐  a beneficial interest in the:

(i)          ☐  144A Global Note (CUSIP          ), or

(ii)         ☐  Regulation S Global Note (CUSIP          ), or

(iii)        ☐  IAI Global Note (CUSIP          ); or

(iv)        ☐  Unrestricted Global Note (CUSIP          ); or

(b)   ☐  a Restricted Definitive Note; or

(c)   ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Remote Escrow Finance Vehicle LLC
c/o GenOn Energy, Inc.
804 Carnegie Place
Princeton, NJ 08540
Attention: Corporate Secretary

The Bank of New York Mellon, as Trustee
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Corporate Trust Administration

Re:  10.500% Senior Secured First Lien Notes due 2022

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of May 8, 2017 (the “Indenture”), between Remote Escrow Finance Vehicle LLC, as issuer (the “Company”) and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)   ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)   ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Remote Escrow Finance Vehicle LLC
c/o GenOn Energy, Inc.
804 Carnegie Place
Princeton, NJ 08540
Attention: Corporate Secretary

The Bank of New York Mellon, as Trustee
101 Barclay Street, Floor 7W
New York, NY 10286
Attention: Corporate Trust Administration

Re:  10.500% Senior Secured First Lien Notes due 2022

Reference is hereby made to the Indenture, dated as of May 8, 2017 (the “Indenture”), between Remote Escrow Finance Vehicle LLC, as issuer (the “Company”) and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among                    (the “Guaranteeing Subsidiary”), a subsidiary of GenOn Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 8, 2017 providing for the issuance of 10.500% Senior Secured First Lien Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.18 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             GUARANTEE.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiary and the Company, and the Trustee assumes no responsibility for their correctness.

8.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GENON ENERGY, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title: